                                                                 EXHIBIT 8(d)(4)






                     AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                       AMONG

                           MFS VARIABLE INSURANCE TRUST,

                    THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY

                                        AND

                      MASSACHUSETTS FINANCIAL SERVICES COMPANY



     Amendment No. 2, dated as of November __, 1997, by and among THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY (the "Company"), MFS VARIABLE INSURANCE TRUST (the "Trust") and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS") to the Participation Agreement, dated as of July 30, 1996, as amended by Amendment No. 1, dated as of November 21, 1996, by and among the Company, the Trust, and MFS (the "Agreement"),

     WHEREAS, the parties to the Agreement wish to amend the Agreement to revise Schedule A to reflect new products offered by the Company and to change the amount of administrative service fees paid by MFS to the Company:

     NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

     1. Section 5.4 of the Agreement is hereby amended by substituting "0.20%" for "0.15%" in the third line of such Section, such change to take effect on April 30, 1998.

     2.   Schedule A of the Agreement is amended as attached hereto.

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     IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment
No. 2 as of the date first above written.


     THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY
     By its authorized officer,

     By   /s/ William A. Simpson
       ----------------------------
          William A. Simpson
     Title:    President



     MFS VARIABLE INSURANCE TRUST, ON BEHALF OF THE PORTFOLIOS
     By its authorized officer and not individually,


     By   /s/ A. Keith Brodkin
       ---------------------------------
          A. Keith Brodkin
          Chairman


     MASSACHUSETTS FINANCIAL SERVICES COMPANY
     By its authorized officer,


     By   /s/ Arnold D. Scott
       ----------------------------
          Arnold D. Scott
          Senior Executive Vice President


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                                                               As of ___________




                                     SCHEDULE A


                         ACCOUNTS, POLICIES AND PORTFOLIOS
                       SUBJECT TO THE PARTICIPATION AGREEMENT



     NAME OF SEPARATE
     ACCOUNT AND DATE
 ESTABLISHED BY BOARD OF        POLICIES FUNDED               PORTFOLIOS
        DIRECTORS             BY SEPARATE ACCOUNT       APPLICABLE TO POLICIES
--------------------------------------------------------------------------------
  Separate Account VA-1    The Chairman combination     Emerging Growth Series
       May 22, 1996       Fixed and Variable Annuity       Research Series
                                   Contracts          Growth with Income Series
                                                         Total Return Series
                                                           Utilities Series
                                                             Value Series



 Separate Account VUL-2,    EquiBuilder II Flexible     Emerging Growth Series
      April 9, 1991                 Premium                Research Series
                            Variable Life Insurance   Growth with Income Series
                                   Policies
                           EquiBuilder III Flexible      Total Return Series
                                    Premium                Utilities Series
                            Variable Life Insurance          Value Series
                                   Policies